EXHIBIT 10.3

FORM OF WARRANT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE COMPANY, IS AVAILABLE.

Void after 5:00 P.M. Pacific Time on the last day of the Exercise Period, as defined in the Warrant

COMMON STOCK PURCHASE WARRANT
OF
VENDINGDATA CORPORATION

This is to certify that, FOR VALUE RECEIVED, _____________________ (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant, from VendingData Corporation, a Nevada corporation (the "Company"), at an exercise price per share of $1.25 per share (the "Warrant Exercise Price"), ______________K:\53251\99999\DD__A20M8 shares of common stock, par value $0.001 per share (the "Common Stock"), less any modifications resulting from the application of the provisions of Section 7 of the Credit Agreement. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Shares."

1.    ISSUANCE OF WARRANT. This Warrant is being issued pursuant to that certain Credit Agreement dated as of October 5, 2005, between the Company and the Holder (the "Credit Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. In addition, the following terms shall have the meanings set forth below:

"Closing Price" means, as of any date, the last trading price for the Common Stock as reported on the American Stock Exchange, or other principal exchange or electronic trading system on which the shares of Common Stock are quoted or traded.

"Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities, which are convertible into or exchangeable, with or without payment of additional consideration in cash and/or property, for shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

"Common Stock Purchase Price," shall mean the Warrant Exercise Price multiplied by the number of Shares of Common Stock the Holder wishes to exercise (the maximum number being 1,500,000, less any modifications resulting from the application of the provisions of Section 7 of the Credit Agreement.

"Exercise Period" shall mean the period commencing on October 6, 2005, at 5:00 p.m., Pacific Time, and ending at 5:00 p.m., Pacific Time, on October 1, 2011.

"Loans" means loans to the Company under the Credit Agreement of up to $5,000,000.

"Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

2.    EXERCISE OF WARRANT. This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period by presentation and surrender of this Warrant to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Warrant Exercise Price for the number of shares of Common Stock specified in such form, less any modifications resulting from the application of the provisions of Section 7 of the Credit Agreement. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then actually be delivered to the Holder. As soon as practicable after each exercise of this Warrant, in whole or in part, and in any event within seven (7) days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof or, as the Holder (upon payment by the Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock to which the Holder shall be entitled upon exercise. All issuances of Common Stock pursuant to the exercise of this Warrant shall be rounded (up or down as the case may be) to the nearest whole share.

3.    RESERVATION OF SHARES/FRACTIONAL SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance and delivery upon exercise of this Warrant. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. Instead, the Company will round up to the nearest whole share.

4.    EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Warrant to the Company for other Warrants of different denominations entitling the Holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any applicable transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants which carry the same rights upon presentation of this Warrant at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or for which it may be exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, (and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification), and upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

5.    REGISTRATION RIGHTS. Pursuant to the time schedule set forth in this Section 5, the Company shall prepare and file a registration statement (the "Registration Statement") on Form S-3 or any similar short-form registration statement, with respect to the registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act") of all Warrant Shares for resale, which Registration Statement shall also cover such indeterminate number of additional shares of Common Stock as may become issuable upon exercise of this Warrant as a result of adjustments from stock splits, stock dividends or similar transactions.

5.1.    Registration Process. The Company shall file the Registration Statement as soon as practicable but in any event within 30 days after the date of this Warrant (the earlier of such dates being herein called the "Filing Date"), and shall use commercially reasonable efforts to have such Registration Statement promptly declared effective by the Securities and Exchange Commission ("SEC") whether or not all Warrant Shares requested to be registered can be included; provided, however, that if the Company shall furnish to the Holder a certificate signed by the President of the Company stating that in the good-faith judgment of the Company board of directors it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed by the applicable Filing Date and it is therefore essential to defer the filing of such Registration Statement, the Company shall have an additional period of not more than ninety (90) days after the expiration of the initial Filing Date within which to file such Registration Statement; provided, that during such time the Company may not file a Registration Statement for securities to be issued and sold for its own account.

5.2.    Registration Default. In the event that: (a) the Registration Statement is not filed by the Company by the Filing Date, or declared effective by the SEC within ninety (90) days after the Filing Date, or (b) the Common Stock is no longer listed on the American Stock Exchange or another national securities exchange or quotation medium (including the Nasdaq National Market and the Nasdaq SmallCap Market) or has been suspended from trading thereon for three (3) consecutive business days the interest rate on the Notes shall increase by one and one-half percent (1.5%) per annum for each 30-day period for which the Company remains in default pursuant to this Section 5.2, provided that the interest rate as so increased shall not exceed 15% per annum; provided, however, with respect to a default under subsection (b), the Company shall have one hundred twenty (120) days to cure such registration default during which time the interest rate on the Notes shall not increase, provided that the failure of the Company to cure during said 120-day period shall cause the retroactive application of the aforesaid increase in such interest rate to the date of default. Once the Registration Statement has been declared effective by the SEC, if the Registration Statement is no longer effective, other than as provided in Section 5.3(f), for a period of thirty (30) days in the aggregate (which days need not be consecutive), on the day after such thirtieth (30th) day the interest rate on the Notes shall increase by one and one-half percent (1.5%) per annum for each 30-day period for which the Company remains in default pursuant to this Section 5.2, provided that the interest rate as so increased shall not exceed 13% per annum. When the Registration Statement regains its effectiveness or the Common Stock is relisted, the interest rate on the Notes shall return to 9% per annum.

5.3.    Obligations of the Company. In connection with the registration of the Warrant Shares, the Company shall have the following obligations:

a.    The Company shall keep such Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Warrant Shares have been sold and (ii) the date on which all of the Warrant Shares may be immediately sold to the public without registration or restriction pursuant to Rule 144(k) under the Securities Act or any successor provision (the "Registration Period"), which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) (i) shall comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The financial statements of the Company included in the Registration Statement or incorporated by reference therein will comply as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements will be prepared in accordance with U.S. generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed on summary statements and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to immaterial year-end adjustments)).

b.    The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Warrant Shares of the Company covered by the Registration Statement until the end of the Registration Period.

c.    The Company shall furnish to special counsel for the Holders whose Warrant Shares are included in the Registration Statement (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC (including, without limitation, any request to accelerate the effectiveness of the Registration Statement or amendment thereto), and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion, if any, thereof which contains information for which the Company has sought confidential treatment), (ii) on the date of effectiveness of the Registration Statement or any amendment thereto, a notice stating that the Registration Statement or amendment has been declared effective, and (iii) such number of copies of a prospectus, including a preliminary prospectus, if applicable, and all amendments and supplements thereto and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Conversion Shares owned by such Holder.

d.    The Company shall use its best efforts to (i) register and qualify the Warrant Shares covered by the Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as each Holder who holds Warrant Shares being offered reasonably requests, (ii) prepare and file in those jurisdictions such amendments (including post effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Conversion Shares for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.3.d, (B) subject itself to general taxation in any such jurisdiction, (C) file a general consent to service of process in any such jurisdiction, (D) provide any undertakings that cause the Company undue expense or burden, or (E) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

e.    If (i) there is material non-public information regarding the Company that the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interests to disclose and that the Company is not otherwise required to disclose, or (ii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in ordinary course of business) or merger, consolidation, tender offer or other similar transaction) available to the Company that the Board reasonably determines not to be in the Company's best interests to disclose and that the Company would be required to disclose under the Registration Statement, then the Company may suspend effectiveness of a Registration Statement filed pursuant to this Warrant and suspend the sale of Conversion Shares under such Registration Statement for a period not to exceed twenty (20) consecutive calendar days, provided that the Company may not suspend its obligation pursuant to this Section 5.3.e for more than forty (40) calendar days in the aggregate during any twelve (12) month period (each, a "Blackout Period"); provided, however, that no such suspension shall be permitted for more than one twenty (20) calendar day period, arising out of the same set of facts, circumstances or transactions.

f.    As promptly as practicable, but in no event later than five (5) business days, after becoming aware of such event, the Company shall notify each Holder of the occurrence of any event (where filing and delivery of a Form 8-K shall constitute compliance) of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, use its commercially reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

g.    The Company shall use its commercially reasonable efforts (i) to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest practicable moment (including in each case by amending or supplementing such Registration Statement) and (ii) to notify each Holder who holds Warrant Shares being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof (and if such Registration Statement is supplemented or amended, deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request).

h.    The Company shall permit a single firm of counsel designated by the Holders of the Warrants holding a majority in interest of the Warrant Shares to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to its filing with the SEC, and not file any document in a form to which such counsel reasonably objects.

i.    The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

j.    At the request of any Holder in the case of an underwritten public offering, the Company shall furnish, on the date of effectiveness of the Registration Statement (i) an opinion, dated as of such date, from counsel representing the Company addressed to the Holders and in form, scope and substance as is customarily given in an underwritten public offering and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters and the Holders.

k.    To the extent permitted by law, the Company shall make available for inspection by (i) any Holder, (ii) any underwriter participating in any disposition pursuant to the Registration Statement filed pursuant to Section 5, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Holders, and '(iv) one firm of attorneys retained by all such underwriters collectively, the "Inspectors"), all reasonably pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Holder) of any Record or other information which the Company provides in accordance with this Section 5.3(k), unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Note or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector and its respective Holder shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 5.3(k). Each Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Holders' ability to sell Conversion Shares in a manner which is otherwise consistent with applicable laws and regulations.

l.    The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement, or (v) such Holder consents to the form and content of any such disclosure. The Company agrees that it shall, upon learning that disclosure of such information concerning an Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Holder prior to making such disclosure, and allow the Holder, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

m.    The Company shall use its commercially reasonable efforts to promptly either (i) cause all of the Warrant Shares covered by the Registration Statement to be listed on the American Stock Exchange or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Warrant Shares is then permitted under the rules of such exchange, or (ii) secure the designation and quotation of all of the Warrant Shares covered by the Registration Statement on the Nasdaq National Market or Nasdaq SmallCap Market.

n.    The Company shall provide a transfer agent and registrar, which may be a single entity, for the Warrant Shares not later than the effective date of the Registration Statement.

o.    The Company shall cooperate with the Holders who hold Warrant Shares being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Warrant Shares to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request, and, within three (3) business days after the Registration Statement which includes Warrant Shares is declared effective by the SEC, the Company shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Warrant Shares (with copies to the Holders whose Warrant Shares are included in such Registration Statement), an opinion of such counsel in the customary form setting forth that the Warrant Shares have been registered under the Securities Act.

p.    At the request of any Holder, the Company shall prepare and file with the SEC such amendments (including post effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement as may be reasonably necessary in order to change the plan of distribution set forth in such Registration Statement.

q.    The Company shall comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC).

r.    From and after the date of this Note, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities that are not Warrant Shares in the Registration Statement or any amendment or supplement thereto without the consent of the holders of a majority in interest of the Warrant Shares.

5.4.    Fees. The Company shall pay all Registration Expenses relating to any registration of the Warrant Shares hereunder. "Registration Expenses" shall mean all reasonable fees and expenses incident to Obligor's performance of or compliance with this Section 5, including reasonable fees of counsel, not exceeding $25,000, in connection with the sale of the Warrant Shares. Notwithstanding the foregoing, the Holder shall pay any and all underwriting discounts, commissions and transfer taxes attributable to the Warrant Shares.

5.5.    Cooperation.  Indemnification by the Holder. In connection with any registration statement in which the Holder is participating, the Holder will furnish to the Company in writing such information and documents as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its affiliates and their respective officers, directors, employees and affiliates against any losses, claims, damages, liabilities, joint or several, to which such parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (1) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application; or (2) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such Holder expressly for use therein. The Holder shall reimburse the Company, its affiliates, officers, directors, employees and affiliates for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be limited to the Holder in amount not to exceed the net proceeds to the Holder from the sale of such Warrant Shares and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld).

5.6.    Indemnification by Obligor. In connection with any registration statement in which the Holder is participating, the Company will indemnify and hold harmless the Holder, its affiliates and their respective officers, directors, employees and affiliates against any losses, claims, damages, liabilities, joint or several, to which such parties may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (1) any untrue or alleged untrue statement of a material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application; or (2) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such untrue statement or omission is made in such registration statement, prospectus, preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by Holder expressly for use therein. The Company shall reimburse the Holder, its affiliates, officers, directors, employees and affiliates for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the obligation to indemnify will be limited to the Company and shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

6.    RIGHTS AND OBLIGATIONS OF THE HOLDER. The Holder shall not, by virtue of this Warrant, be entitled to any rights of a stockholder of the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein. In addition, no provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.    ANTI-DILUTION PROVISIONS. The Warrant Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant, shall be subject to adjustment as follows. The Company shall give each Holder notice of any event described below which requires an adjustment pursuant to this Section 7 at the time of such event:

(a)    Stock Dividends, Subdivisions and Combinations. If at any time the Company shall:

(i)    take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,
(ii)    subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

(iii)    combine or reclassify its outstanding shares of Common Stock into a smaller number of shares of Common Stock or otherwise effect a reverse stock split, then:

(A)    the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event, or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (B) the Warrant Exercise Price shall be adjusted to equal: (x) the Warrant Exercise Price immediately prior to such event multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately after such adjustment.

(b)    Certain Other Distributions and Adjustments.

(i)    If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

(A)    cash,

(B)    any evidences of its indebtedness, any shares of its capital stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), or

(C)    any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever (other than Convertible Securities or shares of Common Stock), the Holder shall be entitled to receive such dividend or distribution as if the Holder had exercised this Warrant.

(ii)    A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock and in such event the Holder shall be entitled to receive such distribution as if the Holder had exercised this Warrant and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 7(a).

(c)    Issuance of Warrants or Other Rights.

(i)    If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Common Stock Purchase Price, then the number of shares for which this Warrant is exercisable and the Warrant Exercise Price shall be adjusted on the basis that the maximum number of shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued and outstanding and the Company shall be deemed to have received all the consideration payable therefor, if any, as of the date of issuance of such warrants or other rights. No further adjustment of the Warrant Exercise Price(s) shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.

(ii)    If at any time the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which the Company is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be equal to or more than the Common Stock Purchase Price, but less than the Warrant Exercise Price, then the Warrant Exercise Price shall be adjusted downward to match the exercise price of such new warrants or other rights.

(d)    Superseding Adjustment. If at any time after any adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price(s) shall have been made pursuant to Section 7(c) as the result of any issuance of warrants, rights or Convertible Securities,

(i)    such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

(ii)    the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then for each outstanding Warrant such previous adjustment shall be rescinded and annulled and the shares of Common Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a re-computation shall be made of the effect of such rights or options or other Convertible Securities on the basis of:

(A)    treating the number of shares of Common Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

(B)    treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of Common Stock or other property are issuable under such warrants or rights or other convertible Securities; whereupon a new adjustment of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Exercise Price(s) shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

(e)    No adjustment in the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least One Cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 6(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(e) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(f)    The Company may retain a firm of independent public accountants of recognized standing selected by the Board (who may be the regular accountants employed by the Company) to make any computation required by this Section 7.

(g)    In the event that at any time, as a result of an adjustment made pursuant to Section 6(a) or 6(b) of this Warrant, the Holder of any Warrant thereafter shall become entitled to receive any shares of the Company's capital stock, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) through (h), inclusive, of this Warrant.

8.    OFFICER'S CERTIFICATE. Whenever the Warrant Exercise Price(s) shall be adjusted as required by the provisions of Section 7 of this Warrant, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Warrant Exercise Price(s) and the adjusted number of shares of Common Stock issuable upon exercise of this Warrant, determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be forwarded to the Holder in the manner provided in Section 13 hereof.

9.    NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon Common Stock, or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights, or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another entity, tender offer transaction for the Company's Common Stock, sale, lease or transfer of all or substantially all of the property and assets of the Company, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, or (d) if the Company shall file a registration statement under the Securities Act, on any form other than on Form S-4 or S-8 or any successor form, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least ten (10) days prior to the date specified in clauses (a), (b), (c) or (d), as the case may be, of this Section 9 a notice containing a brief description of the proposed action and stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights, or (ii) such reclassification, reorganization, consolidation, merger, tender offer transaction, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up, or (iii) such registration statement is to be filed with the Commission.

10.    RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing or surviving corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance of all or substantially all of the assets of the Company, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that (i) the Holder shall have the right thereafter by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which could have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, and (ii) the successor or acquiring entity shall expressly assume the due and punctual observance and performance of each covenant and condition of this Warrant to be performed and observed by the Company and all obligations and liabilities hereunder. Any such provision shall include provision for adjustments which shall be as nearly equivalent as possible to the adjustments provided for in this Warrant. The foregoing provisions of this Section 10 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

11.    GOVERNING LAW; JURISDICTION. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its stockholders. All issues concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to the principles of conflicts of law thereof. The parties hereto agree that venue in any and all actions and proceedings related to the subject matter of this Warrant shall be in the state and federal courts in and for Clark County, Nevada, which courts shall have exclusive jurisdiction for such purpose, and the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. Service of process may be made in any manner recognized by such courts. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

12.    NOTICES. Except as provided in Section 9 hereof, any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 5:00 p.m. (Pacific Standard Time) on a Business Day, (b) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (Pacific Standard Time) on any date and earlier than 11:59 p.m. (Pacific Standard Time) on such date, (c) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	VendingData Corporation
6830 Spencer Street
Las Vegas, NV 89119
Attention: Arnold Galassi
Phone: 702-733-7195
Fax: 702-733-7197

If to the Holder	To the Address Set Forth In the Records of the Company

With copies to:	Craig H. Norville, Esq.
Jones Vargas
3773 Howard Hughes Parkway, Third Floor South
Las Vegas, Nevada 89109
Phone: 702-862-3300
Fax: 702-734-2722

13.    PAYMENT OF TAXES. The Company will pay the cost of all applicable documentary stamp taxes, if any, attributable to the issuance of shares of Common Stock underlying this Warrant upon exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificate for shares of Common Stock underlying this Warrant in a name other that of the Holder. The Holder is responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving shares of Common Stock underlying this Warrant upon exercise hereof.

14.    INCONSISTENCIES. To the extent there are any inconsistencies between the terms and provisions of this Warrant and the terms and provisions of the Credit Agreement, the terms and provisions of this Warrant shall govern and be controlling.

IN WITNESS WHEREOF, this Warrant has been duly executed as of October 6, 2005.

VENDINGDATA CORPORATION,
a Nevada corporation

______________________________
By: ___________________________
Its: ___________________________